Exhibit 99.1

micromobility.com Inc. Announces Change in Control: Palella Holdings LLC Acquires 51% of MCOM Stock

New York, NY – June 11, 2024 – micromobility.com Inc., a provider of urban mobility solutions, is pleased to announce a strategic acquisition by Palella Holdings LLC. On June 10, 2024, Palella Holdings acquired 51% of micromobility.com Inc.’s (MCOM) common stock, traded on the OTC pink sheets.

This acquisition involved converting $705,441.98 of the principal amount of a convertible note issued by micromobility.com Inc. on January 31, 2024. This conversion resulted in the issuance of 47,029,465 shares of common stock to Palella Holdings LLC at a conversion price of $0.015 per share, which was one tenth of a cent above the closing price of MCOM common stock on June 10, 2024. Palella Holdings LLC is a related party as it is controlled by our Chief Executive Officer.

micromobility.com Inc. is committed to working closely with Palella Holdings LLC to foster growth, enhance operational efficiencies, and drive long-term value for all stakeholders.

About micromobility.com Inc.

micromobility.com Inc., a provider of urban mobility solutions, founded by Salvatore Palella in 2015, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. With operations spanning across the US and Europe, the holding group encompasses shared micromobility solutions through micromobility.com Inc., vehicle rentals via Wheels Labs Inc. and e-commerce and planned brick-and-mortar stores via the micromobility.com brand. Micromobility.com is committed to providing eco-friendly, affordable solutions and enhancing global accessibility. For more information, visit www.micromobility.com.

About Palella Holdings LLC

Palella Holdings’ mission is to revolutionize the landscape of technology and innovation, strategically investing in and supporting the brightest minds and groundbreaking projects, driving forward the advancements that shape our future. The commitment lies in sustainable development, ethical practices, and the empowerment of entrepreneurs to achieve their vision. We are dedicated to creating a world where technology enhances every aspect of life, fostering an environment of growth, learning, and innovation. For more information visit www.palella.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

press@micromobility.com